Exhibit 10.1

FIRST AMENDMENT TO

TNF Pharmaceuticals, Inc. 2021 Equity Incentive Plan

This FIRST AMENDMENT TO TNF Pharmaceuticals, Inc. 2021 Equity Incentive Plan (this “Amendment”), effective as of November 1, 2024, is made and entered into by TNF Pharmaceuticals, Inc., a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the TNF Pharmaceuticals, Inc. 2021 Equity Incentive Plan (the “Plan”).

RECITALS

WHEREAS, the Company sponsors and maintains the Plan in order to attract and retain the services of key employees, contractors, and outside directors of the Company and its subsidiaries;

WHEREAS, Article 9 of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time and from time to time without the consent of the Participants, provided that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or any other applicable law, or to comply with the applicable stock exchange requirements;

WHEREAS, the Board desires to amend the Plan to increase the maximum number of shares of Common Stock that may be issued under the Plan, as set forth in Section 5.1 of the Plan, by an additional 2,259,060 shares of Common Stock; and

WHEREAS, the Board intends to submit this Amendment to the Company’s stockholders for their approval in accordance with Article 9 of the Plan.

NOW, THEREFORE, in accordance with Article 9 of the Plan, and subject to the approval of the Company’s stockholders, the Company hereby amends the Plan, effective as of the date hereof, as follows:

1. Section 5.1 of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 5.1:

5.1 Number Available for Awards. Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is two million five hundred thousand (2,500,000) shares, of which one hundred percent (100%) may be delivered pursuant to Incentive Stock Options. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

2. This Amendment shall be effective on the date first set forth above. In the event stockholder approval of this Amendment is not obtained within twelve (12) months of the date the Board approved this Amendment, the additional shares added to the Plan pursuant to this Amendment shall not be available for grant as Incentive Stock Options.

3. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

TNF Pharmaceuticals, Inc.

By:	/s/ Mitchell Glass
Name:	Mitchell Glass, M.D.
Title:	President and Chief Medical Officer

[Signature Page to First Amendment to TNF Pharmaceuticals, Inc. 2021 Equity Incentive Plan]